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TABLE OF CONTENTS 1

Filed pursuant to Rule 424(b)(5)
Registration No. 333-169633

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

2.10% Senior Notes due 2018	500,000,000	$99.891%	$499,455,000	$68,125.66

(1)
The filing fee, calculated in accordance with Rule 457(r), has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 2010)

$500,000,000 2.10% Senior Notes due 2018

        Duke Energy Corporation is offering $500 million aggregate principal amount of 2.10% Senior Notes due 2018 (the "Notes"). We will pay interest on the Notes at a rate of 2.10% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2013. The Notes will mature on June 15, 2018.

        We may redeem the Notes at our option at any time and from time to time, in whole or in part, as described in this prospectus supplement under the caption "Description of the Notes—Optional Redemption." The Notes do not have the benefit of any sinking fund. The Notes are unsecured, senior obligations of Duke Energy Corporation. Please read the information provided under the caption "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus for a more detailed description of the Notes.

        Investing in the Notes involves risks. See "Risk Factors" on page S-5 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Corporation before expenses(1)
Per Note	99.891%	0.600%	99.291%
Total Notes	$499,455,000	$3,000,000	$496,455,000

(1)
Plus accrued interest, if any, from June 13, 2013, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $1,250,000, including in respect of expenses incurred by us in connection with the offering. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the Notes to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V. on or about June 13, 2013.

Joint Book-Running Managers

Goldman, Sachs & Co.	Mizuho Securities	RBC Capital Markets

Co-Managers

BBVA Securities	Santander

The date of this prospectus supplement is June 10, 2013.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the "Risk Factors" incorporated by reference herein and the more detailed information, including the financial statements, incorporated by reference herein and in the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement.

Duke Energy Corporation

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We supply, deliver and process energy for customers in the United States and selected international markets.

        Duke Energy's regulated utility operations consist of its U.S. franchised electric and gas segment, which serves approximately 7.2 million customers located in six states in the southeast and midwest regions of the United States. The U.S. franchised electric and gas segment consists of regulated generation and electric and gas transmission and distribution systems. The segment's generation portfolio includes a mix of energy resources with different operating characteristics and fuel sources. In our regulated electric operations, we own approximately 50,450 megawatts of generating capacity serving an area of approximately 104,000 square miles. Our gas operations include regulated natural gas transmission and distribution, with approximately 500,000 customers located in southwestern Ohio and northern Kentucky.

        Duke Energy's commercial power segment owns, operates and manages power plants, primarily located in the midwest region of the United States. Duke Energy Retail Sales, a subsidiary of Duke Energy and part of the commercial power segment, serves retail electric customers in Ohio with generation and other energy services. The commercial power segment owns and operates a generation portfolio of approximately 8,100 net megawatts of power generation, excluding renewable generation assets. The commercial power segment also includes Duke Energy Generation Services, which had approximately 1,250 megawatts of renewable energy assets in operation and a significant pipeline of renewable energy projects under development as of December 31, 2012.

        Duke Energy's international business segment operates and manages power generation facilities and engages in sales and marketing of electric power, natural gas and natural gas liquids primarily in Latin America. It maintains almost 4,600 megawatts of owned capacity. Our international segment also has an equity investment in National Methanol Company in Saudi Arabia, a regional producer of methanol and methyl tertiary butyl ether, a gasoline additive. Our international segment's customers include retail distributors, electric utilities, independent power producers, marketers and industrial/commercial companies.

        We are a Delaware corporation. The address of our principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and our telephone number is (704) 382-3853. Our common stock is listed and trades on the New York Stock Exchange under the symbol "DUK."

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

 The Offering

Issuer	Duke Energy Corporation
Security Offered	We are offering $500 million aggregate principal amount of 2.10% Senior Notes due 2018.
Maturity	The Notes will mature on June 15, 2018.
Interest Rate	2.10% per year
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2013.
Ranking

The Notes will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. At March 31, 2013, we had approximately $6.9 billion of unsecured and unsubordinated indebtedness and $0.5 billion of unsecured junior subordinated indebtedness. The Notes will rank equally in priority with our unsecured and unsubordinated indebtedness and senior in priority to our unsecured junior subordinated indebtedness. Our Indenture (as defined below) contains no restrictions on the amount of additional indebtedness that we may issue under it.

The Notes will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries. At March 31, 2013, our subsidiaries had approximately $34.0 billion of indebtedness, payment upon approximately $0.7 billion of which is guaranteed by Duke Energy Corporation. All of such guarantees were granted to the holders of certain unsecured debt of our subsidiary Duke Energy Carolinas, LLC, in connection with changes in our corporate structure relating to the closing of our merger with Cinergy Corp. in 2006.

Optional Redemption

At any time before one month prior to maturity, we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the Notes being redeemed to such redemption date. At any time on or after one month prior to maturity, we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to the redemption date. See "Description of the Notes—Optional Redemption" for a description of how the redemption price is calculated.

No Sinking Fund	The Notes do not have the benefit of a sinking fund.
Use of Proceeds

The aggregate net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $497.1 million. A portion of the net proceeds from the sale of the Notes will be used to repay at maturity Duke Energy Corporation's $250 million 5.65% senior notes due June 15, 2013. The remaining net proceeds will be used for general corporate purposes, including the repayment of outstanding commercial paper. At May 31, 2013, we had approximately $496 million of net commercial paper outstanding, consisting of $915 million of commercial paper outstanding less approximately $419 million of immediately available cash and cash equivalents. Our outstanding commercial paper matures not later than 90 days after its date of issue and has a weighted average interest rate of approximately 0.36% per year. We issue commercial paper from time to time to fund our working capital and other needs and those of our subsidiaries.

Book-Entry

The Notes will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear System"), in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Notes and Notes will not be registered in your name, except under certain limited circumstances described under the caption "Book-Entry System."

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

        You should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

  •
  The ability to recover eligible costs and earn an adequate return on investment through the regulatory process;

  •
  The cost of retiring Duke Energy Florida's Crystal River Unit 3 Nuclear Plant could prove to be more extensive than is currently identified. All costs associated with the retirement of the Crystal River Unit 3 asset, including replacement power, may not be fully recoverable through the regulatory process;

  •
  The ability to successfully integrate the businesses of Progress Energy, Inc., or Progress Energy, and realize cost savings and any other synergies expected from the merger with Progress Energy;

  •
  The ability to maintain relationships with customers, employees or suppliers post-merger;

  •
  The risk that the credit ratings of Duke Energy or its subsidiaries may be different from what they expect;

  •
  The impact of compliance with material restrictions or conditions related to the Progress Energy merger imposed by regulators could exceed our expectations;

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  Industrial, commercial and residential growth or decline in Duke Energy's service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and uses of alternative energy sources;

  •
  Additional competition in electric markets and continued industry consolidation;

  •
  Political and regulatory uncertainty in other countries in which Duke Energy conducts business;

  •
  The influence of weather and other natural phenomena on Duke Energy's operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornados;

  •
  The ability to successfully operate electric generating facilities and deliver electricity to customers;

  •
  The ability to recover, in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

  •
  The impact on Duke Energy's facilities and business from a terrorist attack, cyber security threats and other catastrophic events;

  •
  The inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks;

  •
  The timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate;

  •
  Unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints;

  •
  The performance of electric generation facilities and of projects undertaken by Duke Energy's non-regulated businesses;

  •
  The results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy's credit ratings and general economic conditions;

  •
  Declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans and nuclear decommissioning trust funds;

  •
  The level of creditworthiness of counterparties to Duke Energy's transactions;

  •
  Employee workforce factors, including the potential inability to attract and retain key personnel;

  •
  Growth in opportunities for Duke Energy's business units, including the timing and success of efforts to develop domestic and international power and other projects;

  •
  Construction and development risks associated with the completion of Duke Energy's capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all;

  •
  The ability of our subsidiaries to pay dividends or distributions to Duke Energy Corporation;

  •
  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

  •
  The impact of potential goodwill impairments;

  •
  The ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and

  •
  The ability to successfully complete future merger, acquisition or divestiture plans.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges are calculated using the Securities and Exchange Commission guidelines.

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012(a)	2011	2010	2009	2008
	(dollars in millions)
Earnings (as defined for the fixed charges calculation):
Add:
Pretax income from continuing operations(b)	$928	$2,291	$2,297	$2,097	$1,770	$1,993
Fixed charges	422	1,510	1,057	1,045	892	883
Distributed income of equity investees	27	151	149	111	82	195
Deduct:
Preferred dividend requirements of subsidiaries	—	3	—	—	—	—
Interest capitalized(c)	24	177	166	168	102	93

Total earnings (as defined for the fixed charges calculation)	$1,353	$3,772	$3,337	$3,085	$2,642	$2,978

Fixed charges:
Interest on debt, including capitalized portions(b)	$391	$1,420	$1,026	$1,008	$853	$834
Estimate of interest within rental expense	31	87	31	37	39	49
Preferred dividend requirements	—	3	—	—	—	—
Total fixed charges	$422	$1,510	$1,057	$1,045	$892	$883

Ratio of earnings to fixed charges	3.2	2.5	3.2	3.0	3.0	3.4

(a)
Includes the results of Progress Energy, Inc. beginning on July 2, 2012.

(b)
Excludes amounts attributable to noncontrolling interests and income or loss from equity investees.

(c)
Excludes the equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Condensed Consolidated Statements of Operations.

USE OF PROCEEDS

        The aggregate net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $497.1 million. A portion of the net proceeds from the sale of the Notes will be used to repay at maturity Duke Energy Corporation's $250 million 5.65% senior notes due June 15, 2013. Affiliates of some of the underwriters may own some of our 5.65% senior notes due June 15, 2013, the repayment of which, along with the other securities of that series, will be funded with a portion of the net proceeds of this offering. See "Underwriting—Other Relationships." The remaining net proceeds will be used for general corporate purposes, including the repayment of outstanding commercial paper. As of May 31, 2013, we had approximately $496 million of net commercial paper outstanding, consisting of $915 million of commercial paper outstanding less approximately $419 million of immediately available cash and cash equivalents. Our outstanding commercial paper matures not later than 90 days after its date of issue and has a weighted average interest rate of approximately 0.36% per year. We issue commercial paper from time to time to fund our working capital and other needs and those of our subsidiaries.

 DESCRIPTION OF THE NOTES

General

        The following description of the terms of the Notes summarizes certain general terms that will apply to the Notes. The Notes will be issued as a new series of senior debt securities under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, dated as of June 3, 2008, as supplemented from time to time, including by the Ninth Supplemental Indenture, to be dated as of June 13, 2013, collectively referred to as the Indenture. This description is not complete, and we refer you to the accompanying prospectus and the Indenture. Defined terms have the meanings assigned to them in the Indenture.

        The Notes are issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The Notes will be issued in an initial aggregate principal amount of $500 million.

        We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the Notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding Notes.

        As used in this prospectus supplement, "business day" means, with respect to the Notes, any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

Ranking

        The Notes will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. At March 31, 2013, we had approximately $6.9 billion of unsecured and unsubordinated indebtedness and $0.5 billion of unsecured junior subordinated indebtedness. The Notes will rank equally in priority with our unsecured and unsubordinated indebtedness and senior in priority to our unsecured junior subordinated indebtedness. Our Indenture contains no restrictions on the amount of additional indebtedness that we may issue under it.

        The Notes will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries. At March 31, 2013, our subsidiaries had approximately $34.0 billion of indebtedness, payment upon approximately $0.7 billion of which is guaranteed by Duke Energy Corporation. All of such guarantees were granted to the holders of certain unsecured debt of our subsidiary Duke Energy Carolinas, LLC, in connection with changes in our corporate structure relating to the closing of our merger with Cinergy Corp. in 2006.

Interest

        The Notes will mature on June 15, 2018 and will bear interest at a rate of 2.10% per year. Interest shall be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2013. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on such interest payment date. Interest will be paid to the person in whose name each Note is registered at the close of business on the fifteenth calendar day next preceding each semi-annual interest payment date (whether or not a business day). Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from June 13, 2013 or from the most recent interest payment date to which interest has been paid or duly provided for.

Optional Redemption

        At any time before one month prior to maturity, we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the Notes being redeemed to such redemption date. At any time on or after one month prior to maturity, we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to the redemption date.

        For purposes of these redemption provisions, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means with respect to any redemption date for the Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Mizuho Securities USA Inc. and RBC Capital Markets, LLC, plus two other financial institutions appointed by us at the time of any redemption, or their respective affiliates which are primary U.S. Government securities dealers in the United States (a "Primary Treasury Dealer"), and their respective successors; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Redemption Procedures

        We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the Notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on the Notes or portions of such Notes called for redemption. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

Sinking Fund

        There is no provision for a sinking fund applicable to the Notes.

Reports

        We will provide the Trustee any information, documents or reports required to be filed by Duke Energy Corporation with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, within 15 days after the same is filed with the SEC. See "Where You Can Find More Information."

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price, by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Notes as part of a hedge or other integrated transaction, or certain former citizens or residents of the United States.

        Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Note that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any states thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person. If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their tax advisors as to the particular U.S.

federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

Interest

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8 BEN (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a United States person.

        If interest on the Notes is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to U.S. withholding tax at a 30% rate (or lower applicable treaty rate).

        If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty rate)). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the Notes (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        The Notes initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in the global Notes through either DTC in the United States or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture governing the Notes. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture governing the Notes, including for purposes of receiving any reports that we or the Trustee deliver pursuant to the indenture governing the Notes. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until we issue the Notes in certificated form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Notes;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provision of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Notes on your behalf. We and the Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Trustee will not recognize you as a holder of any Notes under the indenture governing the Notes and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is no longer willing or able to discharge its responsibilities properly or DTC is no longer a registered clearing agency under the Exchange Act, and we are unable to locate a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the indenture governing the Notes and beneficial owners representing a majority in aggregate principal amount of the Notes represented by global securities advise DTC to cease acting as depositary; or

  •
  we, at our option, and subject to DTC procedures, elect to terminate use of the book-entry system through DTC.

        If any of the above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender the global security representing the Notes along with instructions for re-registration. The Trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated Notes as holders under the indenture governing the Notes.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear System participant or Clearstream, Luxembourg participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Notes by or through a Clearstream, Luxembourg participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING

        We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below, for whom Goldman, Sachs & Co., Mizuho Securities USA, Inc. and RBC Capital Markets, LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amounts of Notes indicated in the following table:

Name	Principal Amount of Notes
Goldman, Sachs & Co.	$150,000,000
Mizuho Securities USA Inc.	150,000,000
RBC Capital Markets, LLC	150,000,000
BBVA Securities Inc.	25,000,000
Santander Investment Securities Inc.	25,000,000

Total	$500,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes, if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933 as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The Notes sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of 0.20% of the aggregate principal amount of the Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.10% of the aggregate principal amount of the Notes to certain other dealers. If all the Notes are not sold at the initial price to public, the underwriters may change the offering price and the other selling terms.

        The expenses of the offering, not including the underwriting discount, are estimated to be approximately $600,000. The underwriters have agreed to make a payment to us in an amount equal to $1,250,000, including in respect of expenses incurred by us in connection with the offering.

New Issue of Securities

        The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

Price Stabilization, Short Positions and Penalty Bid

        In connection with the offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in process.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In particular, some of the underwriters or their affiliates may own some of our 5.65% senior notes due June 15, 2013, the repayment of which, along with the other securities of that series, will be funded with a portion of the net proceeds of this offering.

        Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EEA Selling Restrictions

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto, including

Directive 2010/73/EU) as implemented in member states of the European Economic Area (the "EEA") (the "Prospectus Directive"). Neither Duke Energy nor the underwriters have authorized, nor does it or they authorize, the making of any offer of the Notes through any financial intermediary, other than offers made by underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement and the accompanying prospectus.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of Directive 2010/73/EU, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require Duke Energy or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

UK Selling Restrictions

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong Selling Restrictions

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan Selling Restrictions

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore Selling Restrictions

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from Duke Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Duke Energy Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related consolidated financial statement schedule of Progress Energy, Inc. and its subsidiaries incorporated in this prospectus supplement by reference from Duke Energy Corporation's Current Report on Form 8-K dated March 2, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report therein, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the Notes will be passed upon for Duke Energy Corporation by Robert T. Lucas III, Esq., who is Duke Energy Corporation's Deputy General Counsel and Assistant Corporate Secretary. Certain legal matters with respect to the offering of the Notes will be passed upon for Duke Energy Corporation by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina and for the underwriters by Sidley Austin LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us are also available to the public through our website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference our documents listed below, and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013; and

  •
  Current reports on Form 8-K filed on March 2, 2012, August 9, 2012, January 14, 2013, February 4, 2013, February 5, 2013, February 26, 2013, February 28, 2013, March 7, 2013, March 18, 2013, April 2, 2013, May 7, 2013, May 14, 2013, May 16, 2013, May 20, 2013, May 31, 2013, June 7, 2013 and June 10, 2013.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference in this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

DUKE ENERGY CORPORATION

Common Stock
Debt Securities

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "DUK."

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2010.

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock and debt securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

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 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "may," "will," "could," projects," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

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THE COMPANY

        Duke Energy Corporation is one of the largest electric power companies in the United States and supplies and delivers energy to approximately 4 million U.S. customers. We have approximately 35,000 megawatts of electric generating capacity in the Midwest and the Carolinas and natural gas distribution services in Ohio and Kentucky. In addition, we own, operate or have substantial interests in approximately 4,000 megawatts of electric generation in Latin America.

        We have the following segments: U.S. Franchised Electric & Gas, Commercial Power and International Energy.

        U.S. Franchised Electric & Gas generates, transmits, distributes and sells electricity in central and western North Carolina, western South Carolina, southwestern Ohio, central, north central and southern Indiana and northern Kentucky. It also transports and sells natural gas in southwestern Ohio and northern Kentucky.

        Commercial Power owns, operates and manages power plants and engages in the wholesale marketing and procurement of electric power, fuel and emission allowances related to these plants and other contractual positions. It has a retail sales subsidiary serving retail electric customers in parts of Ohio. Commercial Power also develops, owns and operates electric generation projects in the United States, including renewable power projects.

        International Energy owns, operates and manages power generation facilities and engages in sales and marketing of electric power and natural gas outside the United States. Its activities target power generation in Latin America.

        We are a Delaware corporation, and our principal executive offices are located at 526 South Church Street, Charlotte, North Carolina, 28202-1803. Our telephone number is (704) 594-6200.

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Form 10-K for the year ended December 31, 2009, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the Securities and Exchange Commission subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Six Months Ended June 30, 2010
		Year Ended December 31,
		2009	2008	2007	2006	2005
	(dollars in millions)
Earnings (as defined for fixed charges calculation):
Add:
Pretax income from continuing operations(a)	$509	$1,770	$1,993	$2,078	$1,421	$1,169
Fixed charges	513	892	883	797	1,382	1,159
Distributed income of equity investees	64	82	195	147	893	473
Deduct:
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	27	27
Interest capitalized(b)	73	102	93	71	56	23

Total earnings (as defined for the Fixed Charges calculation)	$1,013	$2,642	$2,978	$2,951	$3,613	$2,751

Fixed charges:
Interest on debt, including capitalized portions(b)	$495	$853	$834	$756	$1,311	$1,096
Estimate of interest within rental expense	18	39	49	41	44	36
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	27	27

Total fixed charges	$513	$892	$883	$797	$1,382	$1,159

Ratio of earnings to fixed charges	2.0	3.0	3.4	3.7	2.6	2.4

(a)
Excludes amounts attributable to noncontrolling interests and income or loss from equity investees.

(b)
Excludes the equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

DESCRIPTION OF CAPITAL STOCK

        The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.

General

        Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

Common Stock

        Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder's name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

        Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

        Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

        The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

Preferred Stock

        Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

        Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

        The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

        Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

        Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

        Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

        The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

DESCRIPTION OF DEBT SECURITIES

        Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

        Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of June 30, 2010, on a consolidated basis (including securities due within one year), we had approximately $17.8 billion of outstanding debt, of which approximately $14.6 billion was subsidiary debt. Approximately $2.0 billion of such subsidiary debt was guaranteed by Duke Energy as of June 30, 2010. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

        The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.

General

        The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

        The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:

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  the title of the series;

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  the total principal amount of the debt securities of the series;

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  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

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  whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

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  the place or places where payments will be made;

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  whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

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  any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

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  whether the provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the debt securities;

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  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

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  if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

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  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

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  whether the debt securities will be issuable as global securities and, if so, the securities depositary;

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  any changes in the events of default or covenants with respect to the debt securities;

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  any index or formula used for determining principal, premium or interest;

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  the terms of the subordination of any series of subordinated debt;

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  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

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  the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

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  any other terms.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.

        The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.

        Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Book-Entry Debt Securities

        We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in registered form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable Indenture Trustee under the Indenture, which will then forward such payments to the depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or the DTC, and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a global security:

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  will not be entitled to have debt securities represented by such global security registered in their names;

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  will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

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  will not be considered the owners or holders thereof under the Indenture.

        The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

        Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry debt securities will be exchangeable for certificated debt securities only if:

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  DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or cessation; or

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  we, in our sole discretion and subject to DTC's procedures, determine that the global securities shall be exchangeable for certificated debt securities.

        Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        The following is based on information furnished to us by DTC:

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is a holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the Indenture Trustee, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participant and not of DTC, nor its nominee, the Indenture Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or Indenture Trustee 's, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry debt securities within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry debt securities repaid by us, through its Direct Participant, to the Indenture Trustee, and shall effect delivery of such book-entry debt securities by causing the Direct Participant to transfer the Direct participant's interest in the global security or securities representing such book-entry debt securities, on DTC's records, to the Indenture Trustee. The requirement for physical delivery of book-entry debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry debt securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to the Indenture Trustee 's DTC account.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Indenture Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

        Neither we, the Indenture Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Redemption

        Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.

        Duke Energy will not be required to:

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  issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

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  register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.

Modification; Waiver

        Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:

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  change the maturity date of the principal or any installment of principal or interest on that debt security;

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  reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

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  reduce the amount of principal due and payable upon acceleration of maturity;

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  change the currency of payment of principal, premium or interest on that debt security;

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  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

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  reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

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  with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.

Events of Default

        The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:

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  failure to pay principal of or any premium on any debt security of that series when due;

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  failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

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  failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

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  failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

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  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

        In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.

        Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:

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  Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

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  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

        Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy's option:

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  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

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  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:

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  either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

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  Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

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  Duke Energy has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

        The Indenture provides that Duke Energy may be:

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  discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

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  released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

        Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A., or BNYM, is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with BNYM or its affiliates. BNYM or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

        The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

        Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Duke Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is our Associate General Counsel and Assistant Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy's web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

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  Annual Report on Form 10-K for the year ended December 31, 2009, including the portions of our definitive proxy statement filed on Schedule 14A on March 22, 2010 that are incorporated by reference therein;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, and June 30, 2010; and

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  Current reports on Form 8-K filed February 16, 2010; February 26, 2010; March 12, 2010; March 25, 2010; April 1, 2010; April 12, 2010; May 12, 2010; May 28, 2010; and September 17, 2010.

        We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.